UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
April 30, 2015

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

600 E. Las Colinas Blvd, Suite 1500
Irving, Texas 75039
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 584-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 30, 2015, Daegis Inc. (the “Company” or “Daegis”) entered into Amendment Number Seven (the “Amendment”) to its Loan and Security Agreement dated as of June 30, 2011 (the “Credit Agreement”), by and among the Company, the Guarantors thereto, and Wells Fargo Capital Finance, LLC, as administrative agent (in such capacity, the “Administrative Agent”). The Amendment modifies certain financial covenants in a manner favorable to the Company, increases the Base Rate Margin to 5%, increases the LIBOR Rate Margin to 6% and requires additional borrowings under the revolving credit facility to be subject to the Administrative Agent’s sole and absolute discretion. The Company has made an additional payment of $1.5 million on the Credit Facility reducing total outstanding debt to $10.1 million. Further, Daegis is currently working to secure a loan with a different lender to refinance the outstanding debt existing under the Credit Agreement.

The foregoing is intended only to be a summary of the Amendment and is qualified by reference to the Amendment which is filed as Exhibit 10.1 hereto.

We cannot provide any assurance that we will be able to successfully refinance the debt under the Credit Agreement, which may have a significant impact on our ability to operate our business. Readers should carefully review the risk factors set forth in other reports or documents the Company files from time to time with the SEC, particularly the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03 in its entirety. This Item 2.03 is qualified by reference to the Amendment which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

10.1	Amendment Number Seven to Credit Agreement entered into as of April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

DAEGIS INC.
(Registrant)

By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer